Exhibit 4.1

Execution Version

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

and

ICON PLC

INDENTURE

Dated as of August 13, 2026

CITIBANK, N.A.,

as Trustee

i

ii

iii

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(2)	7.07
(d)	7.06
314(a)	1.03
(a)(4)	4.05, 12.05
(b)	Not Applicable
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.05
315(a)	7.01, 7.02
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01
(b)	Not Applicable
(c)	12.01

*This Cross-Reference Table is not part of the Indenture.

i

INDENTURE (this “Base Indenture”) dated as of August 13, 2026, among ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares in Ireland, ICON PUBLIC LIMITED COMPANY, a public limited company in Ireland and CITIBANK, N.A., a national banking association, as trustee (in such capacity the “Trustee”).

The Issuer, the Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes issued from time to time under this Indenture.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01          Definitions.

“Additional Notes” with respect to a Series of Notes shall have the meaning assigned to such term in the Board Resolution, supplemental indenture or Officer’s Certificate pursuant to which such Series of Notes are issued.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-Registrar, Paying Agent, additional paying agent, or transfer agent.

“Authentication Order” means a written order signed in the name of the Issuer by at least one Officer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.

“Bankruptcy Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, examiner, custodian or similar official under any Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors or similar foreign law (including, without limitation, laws of Ireland relating to bankruptcy, insolvency, receivership, winding up, liquidation, examinership, reorganization or relief of debtors).

“Board of Directors” means:

(1)         with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)         with respect to a partnership, the board of directors of the general partner of the partnership;

(3)         with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;

(4)        with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and

(5)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by an Officer of the Issuer to have been adopted by the Board of Directors of the Issuer or pursuant to authorization or delegation of authority by the Board of Directors of the Issuer and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Series of Notes, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests (whether general or limited), limited liability company interests, shares (parts sociales) in a Luxembourg private limited liability company, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act 2014 of Ireland (as amended).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any indebtedness that is convertible into, or exchangeable for, Capital Stock).

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.02 or 2.15 evidencing all or part of a Series of Notes, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)         entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The terms “Guarantee” and “Guaranteed” shall have correlative meanings.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others.  The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Indenture” means, with respect to any Series of Notes, this Indenture, as amended or supplemented from time to time in respect of such Series of Notes, and will include the form and terms of such Series of Notes established as contemplated hereunder.  For the avoidance of doubt, for purposes of determining the rights of Holders of any Series of Notes, and the terms applicable to such Series of Note, references herein to “this Indenture” shall mean the Indenture with respect to such Series.

“Issue Date” means the effective date of the Board Resolution, Officer’s Certificate or supplemental indenture pursuant to which the first Series of Notes is issued under this Base Indenture.

“Issuer” means ICON Investments Six Designated Activity Company, a designated activity company limited by shares incorporated in Ireland, and not any of its Subsidiaries, until a successor Person shall have become such in accordance with the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall any operating lease or any non-exclusive license, sub-license or cross-license to intellectual property be deemed to constitute a Lien.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Notes” means the debentures, notes or other debt instruments of the Issuer of any Series authenticated and delivered under this Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer, any Assistant Treasurer, the Controller, any assistant Controller, the Secretary, any Assistant Secretary, any Director or authorized signatory of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Parent or the Issuer, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means an opinion meeting the requirements of this Indenture from legal counsel who is reasonably acceptable to the Trustee and delivered to the Trustee.  The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Parent” means ICON Public Limited Company, a public limited company incorporated in Ireland, and not any of its Subsidiaries, until a successor Person shall have become such in accordance with the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as contemplated by Section 4.02 hereof.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness for Borrowed Money, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness for Borrowed Money as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; and (ii) in the case of any Person incorporated in Ireland, any subsidiary of that Person within the meaning of Section 7 of the Companies Act or Regulation 4 of the European Communities (Companies Group Accounts) Regulations 1992.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or its Subsidiaries shall be a Swap Agreement.

“Tax” means all present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Citibank, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person of the class or classes that has the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02          Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.06
“Applicable Law”	2.17(h)
“Applicable Premium Deficit”	8.04(a)
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Electronic Signatures”	12.13
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Registrar”	2.04
“Tax Jurisdiction”	4.06
“Voluntary Assumption”	5.01(b)

Section 1.03          Rules of Construction.

Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          “will” shall be interpreted to express a command;

(f)          provisions apply to successive events and transactions; and

(g)        references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.04          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Parent Guarantee means the Issuer and the Parent, respectively, and any successor obligor upon the Notes and the Parent Guarantee, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein are used herein as so defined.

ARTICLE 2
THE NOTES

Section 2.01          Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  The Notes may be issued in one or more Series.  All Notes of a Series will be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution.  In the case of Notes of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest will accrue) are to be determined.  Notes may differ between Series in respect of any matters, but otherwise all Series of Notes are equally and ratably entitled to the benefits of this Base Indenture.

Section 2.02          Establishment of Terms of Series of Notes.

At or prior to the issuance of any Notes within a Series, the following will be established (as to such Series generally, in the case of Section 2.02(a) and either as to such Notes within such Series or as to such Series generally in the case of Sections 2.02(b) through 2.02(w)) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate:

(a)          the title of the Series (which will distinguish the Notes of that particular Series from the Notes of any other Series);

(b)          the total principal amount of the Notes of the Series issued and any limit on the future issuance of additional securities of that Series;

(c)          any stock exchange on which the Notes will be listed;

(d)         whether the Notes will be issued in individual certificates to each Holder or in the form of temporary or permanent Global Notes held by a Depositary on behalf of Holders;

(e)          the date or dates on which the principal of and any premium on the Notes of the Series is payable;

(f)         any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

(g)          the place or places where the principal of and interest, if any, on the Notes of the Series will be payable;

(h)          any right to extend or defer the interest payment periods and the duration of the extension;

(i)           any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the Holder;

(j)           whether and under what circumstances any additional amounts with respect to the Notes will be payable;

(k)          any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;

(l)           any provisions that would require the redemption, repurchase or repayment of Notes;

(m)         whether payments on the Notes will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;

(n)         the portion of the principal amount of Notes that will be payable if the Stated Maturity is accelerated, if other than the entire principal amount;

(o)         any additional means of defeasance of the Notes, any additional conditions or limitations to defeasance of the Notes or any changes to those conditions or limitations;

(p)         any addition to or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;

(q)          any addition to, deletion of, or change in the covenants set forth in Articles 4 and 5 hereof which applies to Notes of the Series;

(r)          any restrictions or other provisions relating to the transfer or exchange of Notes;

(s)         the provisions, if any, relating to conversion of any Notes of such Series, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the Holders thereof or at the option of the Issuer, the events requiring an adjustment of the conversion price and provisions affecting conversion if such Series of Notes are redeemed;

(t)           the currency of payment and the denominations in which the Notes will be issuable;

(u)          the forms of the Notes of the Series and whether the Notes will be issuable as Global Notes; and

(v)          any other terms of the Notes of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series, regardless of whether this Indenture expressly contemplates such supplement, modification or deletion).

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.03          Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual, facsimile or electronic (including PDF) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of an Authentication Order.  Such Authentication Order may authorize authentication and delivery pursuant to written instructions from the Issuer or its duly authorized agent or agents.  Each Note will be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate.

The aggregate principal amount of Notes of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Notes of any Series, the Trustee will have received:  (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form and the terms of the Notes of that Series or of Notes within that Series, (b) an Officer’s Certificate complying with Section 12.05, and (c) an Opinion of Counsel complying with Section 12.05; provided that no Opinion of Counsel shall be required in connection with the authentication of any Notes on the date hereof.

The Trustee will have the right to decline to authenticate and deliver any Notes of such Series if (a) the Trustee, being advised by counsel, determines that such action may not be taken lawfully or (b) a trust committee of directors and/or vice-presidents of the Trustee determines in good faith that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

Section 2.04          Registrar and Paying Agent.

The Issuer will maintain, with respect to each Series of Notes, an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such Series may be presented for payment (“Paying Agent”).  The Registrar will keep a register of each Series of Notes and of their transfer and exchange.  The Issuer may appoint one or more co-Registrars and one or more additional paying agents.  The term “Registrar’” includes any co-Registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

If a Holder has given wire transfer instructions to the Issuer and the Issuer is the Paying Agent, the Issuer will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with these instructions until given written notice to the contrary.  All other payments on the Notes of any Series will be made at the Corporate Trust Office of the Trustee, unless the Issuer elects to make interest payments by checks mailed to the Holders at their addresses in the books and records of the Registrar.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian of any Global Note (or Global Notes) with respect to each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Notes of that Series are first issued.  The Issuer may change the Paying Agent or Registrar with respect to the Notes of any Series without prior notice to the Holders.

Section 2.05          Paying Agent to Hold Money.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any Series of Notes or the Trustee, all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on such Series of Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) will have no further liability for such money.  If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any Series of Notes all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.  The Issuer shall two (2) Business Days prior to the day on which the Paying Agent is to receive any payment of principal, premium, if any, and interest on the Notes, email (or equivalent message) to the Paying Agent that the payment instructions relating to such payment have been sent to the Paying Agent.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.05; and (ii) until the Paying Agent and Trustee have confirmed receipt of funds sufficient to make such relevant payment.

Section 2.06          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes and will otherwise comply with Trust Indenture Act § 312(a).  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each Series of Notes.

Section 2.07          Transfer and Exchange.

When Notes of a Series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series of other denominations, the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  A Holder may transfer or exchange Notes only in accordance with this Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any transfer Tax, any other reasonable expenses (including the reasonable fees and expenses of the Trustee or Registrar) or similar governmental charge payable in connection therewith (other than any such transfer Tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Issuer nor the Registrar will be required (a) to issue, register the transfer or purchase of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day such notice is sent or (b) to issue, register the transfer or purchase of, or exchange Notes of any Series selected for redemption.

Section 2.08          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver a replacement Note of the same Series and of like tenor and principal amount in exchange and substitution for the mutilated Note if the Trustee’s requirements are met.  Upon written request for replacement of a Note by a Holder, the Trustee and the Issuer shall receive an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge the Holder for its expenses in replacing a Note, with any expense of the Trustee to be reimbursed in accordance with the terms of this Indenture.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such Series duly issued hereunder.

Section 2.09          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid under this Indenture, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding and shall be deemed cancelled for all purposes unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding, shall be deemed cancelled, and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding, shall be deemed cancelled, and will cease to accrue interest.

Section 2.10          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any direction, waiver or consent, Notes owned by the Issuer or the Parent, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Parent, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, waiver or consent, only Notes of a Series that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.  Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12          Cancellation.

The Issuer or its agents or representatives at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption, purchase, cancellation, replacement or payment.  The Trustee and no one else will promptly cancel all Notes surrendered for registration of transfer, exchange, redemption, purchase, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) and in accordance with the Trustee’s customary procedures.  Upon written request and at the expense of the Issuer, certification of the cancellation of such Notes will be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13          Persons Deemed Owners.

The Issuer, the Trustee and any agent of the Issuer or the Trustee shall (subject to Section 2.15(e)) treat the Person in whose name such Global Note is registered as the absolute owner of such Global Note for all purposes, including for the purpose of receiving payment of principal of, and any premium and any interest, if any, on, such Global Note and for all other purposes whatsoever, whether or not such Global Note be overdue, and neither the Issuer nor Trustee nor any of their respective agents shall be affected by notice to the contrary.

Neither the Issuer, nor the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.14          Defaulted Interest.

If the Issuer defaults in a payment of interest on a Series of Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Holders of the Notes of such Series on a subsequent special record date.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 10 days before such special record date, the Issuer will deliver or cause to be delivered to Holders of the applicable Series of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15          Global Notes.

(a)          Terms of Notes.  A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate will establish whether the Notes of a Series will be issued in whole or in part in the form of one or more Global Notes and the Depositary, if any, for such Global Note or Notes.

(b)          Legend.  Any Global Note issued hereunder will bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

(c)        Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(d)        Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and premium, if any and interest, if any, on any Global Note will be made to the Holder thereof.

(e)         Rights of Beneficial Owners.  No beneficial owner of a beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Note, and such Depositary shall be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the sole beneficial owner of such Note for all purposes whatsoever.

Section 2.16          CUSIP, ISIN and Common Code Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” and/or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” and/or “Common Code” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” and/or “Common Code” numbers.

Section 2.17          Agents.

(a)          Actions of Agents.  The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)          Agents of the Trustee.  The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.  Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer and need have no concern for the interests of Holders.

(c)          Publication of Notices.  For so long as the Notes are held as Book-Entry Interests in Global Notes, any obligation the Agents may have to publish a notice to Holders on behalf of the Issuer will be satisfied upon delivery of the notice to DTC.

(d)         Instructions to Agents.  In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within one Business Day of receipt by such Agent of such instructions.  If an Agent has sought clarification in accordance with this Section 2.17, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(e)         Duty of Agents.  Save as provided in this Section 2.17, no Agent shall be under any duty (fiduciary or otherwise) or other obligation towards, or have any relationship of agency or trust for or with, any person other than the Issuer.  The Agents shall only be obliged to perform those duties expressly set out in this Indenture and no implied obligations shall be read into this Indenture against the Agents.

(f)          Payments Made by Agents.  No Agent shall be required to make any payment under this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture.  To the extent that an Agent has made a payment for which it did not receive the full amount, the Issuer will reimburse the Agent the full amount of any shortfall.

(g)          Roles of the Agents.  The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents.

(h)       Mutual Undertaking Regarding Information Reporting and Collection Obligations.  Each party to this Indenture shall, within 10 Business Days of a written request by another party to this Indenture, supply to such other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party to this Indenture shall be required to provide any forms, documentation or other information pursuant to this Section 2.17(h) to the extent that:  (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any:  (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.  For purposes of this Section 2.17(h), “Applicable Law” shall be deemed to include (i) any published rule or published practice of any Governmental Authority by which any party to this Indenture is bound or with which it is accustomed to comply; (ii) any agreement between any Governmental Authorities; and (iii) any agreement between any Governmental Authority and any party to this Indenture that is customarily entered into by institutions of a similar nature, in each case, which facilitates the implementation of any information reporting or exchange of information regime.

(i)          [Reserved].

(j)          Agent Right to Withhold.  Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Governmental Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Governmental Authority for such amount.  For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 2.17(j).

(k)        Issuer Right to Redirect.  In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Issuer may, at its option, redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Agreement.  The Issuer will promptly notify the Agents and the Trustee in writing of any such redirection or reorganization.  For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 2.17(k).

(l)          Resignation of Agent.  Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and Issuer.  The Trustee or Issuer may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent.  Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee.  Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice.  If the Issuer is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent shall deliver any funds then held hereunder in its possession to the Trustee or such Agent may itself appoint as its replacement any reputable and experienced financial institution or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief.  The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer.  Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent.  Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.07.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee.

The Issuer may, with respect to any Series of Notes, reserve the right, or may covenant, to redeem and pay such Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in the Board Resolution, Officer’s Certificate or supplemental indenture relating to such Series.  If a Series of Notes is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it must furnish to the Trustee, at least 10 days (or such shorter period as may be permitted by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)	the redemption date;

(2)	the principal amount of Notes of a Series to be redeemed; and

(3)	the appropriate calculation of the redemption price.

Section 3.02          Selection of Notes to Be Redeemed or Purchased.

Unless otherwise indicated for a particular Series in the Board Resolution, Officer’s Certificate or supplemental indenture under which such Series of Notes is issued or in the form of Note for such Series, if less than all of the Notes of a Series are to be redeemed at any time, Notes of such Series to be redeemed will be selected on a pro rata pass-through distribution or by lot basis unless otherwise required by law or applicable stock exchange or Depositary requirements.  In the event of partial redemption by lot, the particular Notes of a Series to be redeemed will be selected, unless otherwise provided herein, not less than 10 days (or such shorter period as may be permitted by the Trustee) but not more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such Series not previously called for redemption.

In the case of Notes issued in definitive form, upon selection, the Trustee will promptly notify the Issuer in writing of the Notes of a Series selected for redemption or purchase and, in the case of any Note of such Series selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes of a Series and portions of Notes of a Series selected will be in minimum amounts of $200,000 or whole multiples of $1,000 in excess thereof or, with respect to Notes of any Series issuable in other denominations pursuant to Section 2.02(n), the minimum principal denomination for each Series and integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such Series held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes of a Series called for redemption or purchase.  Unless otherwise specified pursuant to Section 2.02(n), no Notes of $200,000 or less can be redeemed in part.

Section 3.03          Notice of Redemption.

Unless otherwise indicated for a particular Series in the Board Resolution, Officer’s Certificate or supplemental indenture under which such Series of Notes is issued or in the form of Note for such Series, at least 10 days but not more than 60 days before a redemption date, the Issuer will send electronically, or mail by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a Series or a satisfaction and discharge of the Notes of any Series pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes (by CUSIP, ISIN and/or Common Code, if applicable) to be redeemed and will state:

(a)          the redemption date and whether the redemption is conditioned on any transaction or event;

(b)          the appropriate calculation of the redemption price;

(c)         if any Note is being redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of such Note that is to be redeemed and that, if Notes are issued in definitive form, after the redemption date upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note;

(d)          that, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption;

(e)          the name and address of the Paying Agent;

(f)          that Notes of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)        that, unless the Issuer defaults in making such redemption payment, interest on Notes of the Series called for redemption ceases to accrue on and after the redemption date;

(h)          if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(i)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(j)          that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and/or Common Code number, if any, listed in such notice or printed on the Notes; and

(k)          any other information as may be required by the terms of the particular Series of the Notes of the Series being redeemed.

At the Issuer’s written request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer has delivered to the Trustee, at least 10 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of the Notes of a Series may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, change of control or other corporate transaction or event. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Section 3.05          Deposit of Redemption or Purchase Price.

On or before 10:00 a.m., New York City time, on the redemption or purchase date (or such other time as specified in the supplemental indenture, Officer’s Certificate or Board Resolutions with respect to any Series of Notes), the Issuer will deposit with the Trustee money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  Upon payment of any amount in connection with redemption, the Trustee will promptly return to the Issuer any money so deposited with the Trustee by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a redemption date falls on a day that is not a Business Day, the related payment of the redemption price and accrued interest, if any, on all Notes to be redeemed will be made on the next succeeding Business Day as if made on the date the redemption date, and no interest shall accrue for the intervening period.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06          Notes Redeemed or Purchased in Part.

If the Notes are issued in definitive form, upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note of the same Series and equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes of each Series on the dates and in the manner provided in the Notes of such Series.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds on or before 12:00 noon, New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02          Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04 hereof.

Section 4.03          SEC Reports; Financial Statements.

If the Issuer or the Parent is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or the Parent, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer or the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  If this Indenture is qualified under the Trust Indenture Act, but not otherwise, the Issuer and the Parent shall also comply with the provisions of Trust Indenture Act § 314(a).  Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.05).  The Trustee is under not duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Notwithstanding the foregoing, to the extent the Issuer or the Parent files the information and reports referred to in the preceding paragraph with the SEC and such information is publicly available on the internet, the Issuer and the Parent shall be deemed to be in compliance with its obligations to furnish such information to the Trustee pursuant to this Section 4.03.

Section 4.04          Stay, Extension and Usury Laws.

Each of the Issuer and the Parent covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuer and the Parent (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05          Compliance Certificate.

The Parent shall deliver to the Trustee, in compliance with Trust Indenture Act § 314(a)(4), within one hundred twenty (120) days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2026), an Officer’s Certificate, stating that a review of the activities of the Issuer and the Parent during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Parent has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer and the Parent has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 30 days after becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto unless such Default or Event of Default has been cured or waived in such period.

Section 4.06          Additional Amounts.

All payments made by or on behalf of the Issuer or the Parent under or with respect to the Notes or the Parent Guarantee will be made without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or the Parent (including any successor entity) is then incorporated, organized, engaged in business or resident for Tax purposes or any political subdivision or Governmental Authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Parent (including any successor entity), including, without limitation, the jurisdiction of any Paying Agent or any political subdivision or Governmental Authority thereof or therein (each of (1) and (2), a “Tax Jurisdiction”), will at any time be required to be made from any payments by or on behalf of the Issuer or the Parent under or with respect to the Notes or the Parent Guarantee, including, without limitation, payments of principal, redemption price, interest or premium, the Issuer or the Parent, as applicable, will pay such additional amounts (the “Additional Amounts”) to the applicable Holder as may be necessary in order that the net amounts received in respect of such payments by the applicable beneficial owner of Notes (including payments of Additional Amounts) after such withholding or deduction by any applicable withholding agent will equal the amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided that no Additional Amounts will be payable with respect to:

(a)         any Taxes, to the extent such Taxes would not have been imposed but for the Holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a citizen or resident or national of, being or having been incorporated or organized or being or having been engaged in a trade or business in or having any other present or former connection with the relevant Tax Jurisdiction other than a connection arising solely as a result of the acquisition or holding of any note, the exercise or enforcement of rights under any Note or this Indenture or the Parent Guarantee or the receipt of any payment in respect of any Note or the Parent Guarantee;

(b)         any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day on or before the last day of such 30-day period);

(c)          any estate, inheritance, gift, wealth, sales, transfer, or similar Taxes;

(d)         any Taxes withheld or deducted as a result of the presentation of any Note for payment by or on behalf of a Holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent designated by the Issuer under this Indenture;

(e)        any Taxes imposed other than by deduction or withholding from payments by or on behalf of the Issuer or the Parent under, or with respect to, the Notes or the Parent Guarantee;

(f)        any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of Notes to accurately comply with a reasonable request in writing from an applicable withholding agent at least 30 days before any such withholding or deduction would be payable, to meet any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the relevant Tax Jurisdiction, but in each case, only to the extent the Holder or beneficial owner is legally eligible to comply with such requirements;

(g)         any Taxes imposed or withheld by reason of the failure of the Holder or beneficial owner of the Notes to comply with the requirements of Sections 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among Governmental Authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing;

(h)        any Taxes imposed on or with respect to any payment by or on behalf of the Issuer or the Parent to the Holder if such Holder is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed had such beneficial owner been the Holder; or

(i)          any combination of the foregoing clauses (a) through (h) above.

In addition to the foregoing, the Issuer or the Parent will also pay and indemnify the Holder or beneficial owner for any present or future stamp, issue, court, documentary, intangible, recording, registration, transfer, excise, property, filing or similar Taxes which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, the Parent Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or levied by any Tax Jurisdiction on the enforcement of any Note or the Parent Guarantee; provided solely in the case of any such Taxes imposed in respect of the receipt of any payment, that such Tax is not a Tax described in clauses (a) through (i) above other than clause (e).

If the Issuer or the Parent becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Parent Guarantee, the Issuer or the Parent, as the case may be, will deliver to the Trustee (with a copy to the Paying Agent) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Parent shall notify the Trustee (with a copy to the Paying Agent) promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts on the relevant payment date.  The Trustee and the Paying Agent shall be entitled to rely on an Officer’s Certificate as conclusive proof that such payments are necessary.  The Issuer or the Parent will provide the Trustee (with a copy to the Paying Agent) with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Issuer or the Parent will make all withholdings and deductions (within the time period and in the minimum amount) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law.  The Issuer or the Parent will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.  Upon request, the Issuer or the Parent will furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or the Parent, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of such Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or the Parent Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or the Parent is incorporated, organized, engaged in business or resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of such Person, and, in each case, any political subdivision or Governmental Authority thereof or therein.

ARTICLE 5
SUCCESSORS

Section 5.01          Consolidation, Merger or Sale of Assets.

(a)        The Parent will not:  (1) consolidate with or merge or amalgamate with or into another Person (whether or not the Parent is the surviving Person), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)          either:  (a) the Parent is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor);

(2)          the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent under the Parent Guarantee and this Indenture;

(3)          immediately after such transaction, no Event of Default exists; and

(4)        the Parent shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

(b)         In the event that any Person shall become the owner of 100% of the Voting Stock of the Parent, such Person may, but is not obligated to, assume the performance of the Parent’s covenants and obligations under this Indenture as a guarantor under the Notes (a “Voluntary Assumption”).

(c)          The Issuer shall not consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person) unless:

(1)         either:  (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization of Economic Cooperation and Development (or any successor); and, if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)          the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture; and

(3)          immediately after such transaction, no Event of Default exists.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets that is between or among the Parent and its Subsidiaries.  Section 5.01(a)(3) will not apply to any merger, amalgamation or consolidation of the Parent with or into one of its Subsidiaries for any purposes or with or into an Affiliate solely for the purpose of reincorporating the Parent in another jurisdiction.  Section 5.01(c) will not apply to any merger or consolidation of the Issuer (1) with or into the Parent or one of the Parent’s Subsidiaries for any purpose so long as the surviving Person becomes a primary obligor of the Notes or (2) with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction so long as the surviving Person becomes a primary obligor of the Notes; provided, however, if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor).

Section 5.02          Successor Corporation Substituted.

Upon any Voluntary Assumption, consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Person undertaking a Voluntary Assumption or the successor Person formed by or surviving any such Voluntary Assumption, consolidation, amalgamation or merger (if other than the Parent or the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to the Parent or the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of the Parent or the Issuer, as the case may be, under this Indenture and the Parent or the Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of, premium on, if any, and interest on, the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

Each of the following is an “Event of Default” in respect of the Notes of any Series, unless in the establishing Board Resolution, Officer’s Certificate or supplemental indenture, it is provided that such Series shall not have the benefit of such Event of Default:

(1)          default for 30 days in the payment when due of interest on the Notes of any Series;

(2)         default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes of any Series;

(3)          failure by the Issuer or the Parent to comply with any of the other agreements in this Indenture (other than a failure that is the subject of clause (1) or (2) above) for 90 days after receipt by the Parent of written notice of such failure from the Trustee (or receipt by the Parent and the Trustee of written notice of such failure from the Holders of at least 25% in aggregate then-outstanding principal amount of the Notes of such Series voting as a single class);

(4)          one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Parent, the Issuer or any Significant Subsidiary has outstanding Indebtedness For Borrowed Money in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness For Borrowed Money at its stated final maturity and such default has not been cured or the Indebtedness For Borrowed Money repaid in full within 60 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness For Borrowed Money and such acceleration has not been rescinded or such Indebtedness For Borrowed Money repaid in full within 60 days of the acceleration; provided that this clause (4) shall not apply to (i) secured Indebtedness For Borrowed Money that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness For Borrowed Money, (ii) any redemption, repurchase, conversion, exchange or settlement with respect to any debt securities or other Indebtedness For Borrowed Money, the terms of which provide for conversion into, or exchange for, Equity Interests of the Parent, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any early payment requirement or unwinding or termination with respect to any Swap Agreement (other than any such payment requirement or termination resulting from a default by Parent or any Subsidiary) or (iv) Indebtedness For Borrowed Money of any Person whose Equity Interests are being acquired in a transaction otherwise permitted under the Indenture and which Indebtedness For Borrowed Money becomes due because of such transaction;

(5)          the Parent Guarantee shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by the Parent not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture (including pursuant to Section 10.02 of this Indenture), and any such default continues for 10 days;

(6)           the Parent, the Issuer or any Significant Subsidiary:

(A)       commences a voluntary insolvency proceeding,

(B)       consents to the entry of an order for relief against it in an involuntary insolvency proceeding,

(C)       consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)       makes a general assignment for the benefit of its creditors; and

(7)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against the Parent, the Issuer or any Significant Subsidiary in an involuntary insolvency proceeding;

(B)      appoints a Bankruptcy Custodian of the Parent, the Issuer or any Significant Subsidiary for all or substantially all of the property of the Parent, the Issuer or any Significant Subsidiary; or

(C)       orders the liquidation of the Parent, the Issuer or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 90 consecutive days; or

(8)           any other Event of Default provided with respect to the Notes of that Series occurs.

A Default or Event of Default under one Series of Notes issued under this Indenture will not necessarily be a Default or Event of Default under another Series of Notes issued under this Indenture.

Section 6.02          Acceleration.

If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) hereof) with respect to any Series of Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Series of Notes affected thereby may declare the principal amount of all of the Notes of such Series to be due and payable immediately.  However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any Series of Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes of such Series may, under certain conditions, cancel such acceleration if the Issuer or the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes of such Series or all such Events of Default have been waived as provided in this Indenture.  If an Event of Default specified in Sections 6.01(6) and 6.01(7) hereof occurs, all outstanding Notes shall become due and payable without any further action or notice.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, such Series of Notes or to enforce the performance of any provision of the Notes of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note of such Series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under this Indenture at the written request or direction of any of the Holders of such Series of Notes, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee.  Subject to such provisions for security and/or indemnification of the Trustee and certain other conditions, the Holders of a majority in principal amount of the outstanding Notes of all Series affected thereby (voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes of such Series.

Section 6.04          Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any Series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such Series, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes of such Series; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in Section 6.01(4) of this Indenture, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if after such Event of Default arose:

(a)          the Indebtedness For Borrowed Money or guarantee that is the basis for such Event of Default has been discharged;

(b)         the requisite number of Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c)          the default that is the basis for such Event of Default has been cured.

Section 6.05          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes of such Series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such Series (provided, however, that the Trustee shall have no obligation to determine whether any action or inaction is prejudicial to the rights of any Holder) or that may involve the Trustee in personal liability.

Section 6.06          Limitation on Suits.

No Holder of any Note of any Series will have any right to institute any proceeding with respect to this Indenture or for any remedy unless:

(a)         the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes;

(b)         the Holders of at least 25% in principal amount of the then-outstanding Notes of the applicable Series have made a written request to the Trustee, and offered indemnity and/or security satisfactory to the Trustee, to institute such proceeding as Trustee; and

(c)        the Trustee has not received from the Holders of a majority in principal amount of the outstanding Notes of such Series a direction inconsistent with such request.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the Holder of any Note will have an absolute and unconditional right to institute suit for the enforcement of any payment of the principal of, and any premium on, if any, or interest on such Note, on or after the date or dates they are to be paid as expressed in such Note.

Section 6.08          Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation (as agreed in writing by the Issuer and the Trustee), expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation (as agreed in writing by the Issuer and the Trustee), expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, the Agents, and their respective agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred (including attorney’s fees), and all advances made, by such parties and the costs and expenses of collection;

Second:  to Holders of Notes of such Series for amounts due and unpaid on the Notes of such Series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7
TRUSTEE

Section 7.01          Duties of Trustee.

(a)         If an Event of Default has occurred and is continuing with respect to any Series of Notes, the Trustee will exercise such of the rights and powers expressly vested in it by this Indenture with respect to such Series of Notes, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default with respect to the Notes of any Series:

(1)         the duties of the Trustee will be determined solely by the express provisions of this Indenture with respect to such Series of Notes and the Trustee need perform only those duties that are specifically set forth in this Indenture with respect to such Series of Notes and no others, and no implied covenants or obligations shall be read into this Indenture with respect to such Series of Notes against the Trustee; and

(2)         in the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture with respect to such Series of Notes.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture with respect to such Series of Notes (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)         The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)         the Trustee will not be liable for any error of judgment made in good faith, by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)         the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it under this Indenture.

(d)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)          No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)         The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02          Rights of Trustee.

(a)         The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)         Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)         The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request of any Holders of Notes unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any losses, liabilities or expenses.

(g)       In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)          The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j)          The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent and each agent, custodian and other Person employed to act hereunder.

(k)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)          The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(m)         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)          Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the State of New York, the European Union, the United States of America or, in each case, any jurisdiction forming a part of it, and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  If the Trustee becomes a creditor of the Issuer or the Parent, this Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or the Parent under this Indenture.  The Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with this Indenture; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Indenture.

Section 7.05          Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes of any Series and if the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee and such notice references the Notes, the Issuer and the Indenture, the Trustee will deliver to Holders of Notes of that Series a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, on, any Note of any Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of that Series.

Section 7.06          Reports by Trustee to Holders of the Notes.

(a)          Within 60 days after March 9 in each year, the Trustee will send to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, Trust Indenture Act § 313(a).

(b)         A copy of each report at the time of its being sent to Holders of Notes of any Series will be sent by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes of that Series are listed in accordance with Trust Indenture Act § 313(d).  The Issuer will promptly notify the Trustee when Notes of any Series are listed on any stock exchange.

Section 7.07          Compensation and Indemnity.

(a)         The Issuer and the Parent, jointly and severally, will pay to the Trustee from time to time compensation, as agreed in writing between the Issuer and the Trustee, for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the compensation, as agreed in writing by the Issuer and the Trustee, and reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)         The Issuer and the Parent will, jointly and severally, indemnify and hold harmless the Trustee (which for purposes of this Section 7.07 shall include its officers, directors, employees and agents) against any and all losses, claims, damages, expenses, fees, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses (including attorney’s fees and expenses) of enforcing this Indenture against the Issuer and the Parent (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Parent, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer or the Parent of their obligations hereunder.  The Issuer or the Parent will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor the Parent need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)         The obligations of the Issuer and the Parent under this Section 7.07 will survive the satisfaction and discharge of this Indenture as to any Series of Notes and the resignation, removal or replacement of the Trustee or any Agent, as applicable.

(d)         To secure the Issuer’s and the Parent’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes of that Series.  Such Lien will survive the satisfaction and discharge of this Indenture as to any Series of Notes and the earlier resignation or removal of the Trustee.

(e)         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)          The Trustee will comply with the provisions of Trust Indenture Act § 313(b)(2) to the extent applicable.

(g)          The Trustee shall have no liability or responsibility for any action or inaction on the part of any Paying Agent, transfer agent, Registrar, authenticating agent, Custodian (aside from the Trustee acting in such capacities and subject to the terms hereof).

Section 7.08          Replacement of Trustee.

(a)         A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign with respect to the Notes of one or more Series in writing at any time and be discharged from the trust hereby created by so notifying the Issuer at least 30 days prior to the effective date of such resignation.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee with respect to the Notes of one or more Series if:

(1)          the Trustee fails to comply with Section 7.10 hereof;

(2)        the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a custodian or public officer takes charge of the Trustee or its property; or

(4)          the Trustee becomes incapable of acting.

(c)         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more Series, the Issuer will promptly appoint a successor Trustee with respect to the Notes of that Series.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)         If a successor Trustee with respect to the Notes of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of such Series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)        A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is acting as Trustee under this Indenture.  The successor Trustee will deliver a notice of its succession to each Holder of each Series.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.  The Trustee shall have no responsibility for any action or inaction of any successor Trustee.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.  This Indenture will always have a Trustee who satisfies the requirements of Trust Indenture Act § 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act § 310(b).

Section 7.11          Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Parent will, with respect to Notes of any Series, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to this Indenture and all outstanding Notes of such Series (including the Parent Guarantee) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Parent will be deemed to have paid and discharged the entire indebtedness represented by such outstanding Notes of such Series (including the Parent Guarantee), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Parent Guarantee and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)        the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)          the Issuer’s obligations with respect to the Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof;

(c)        the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Parent’s obligations in connection therewith; and

(d)          this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Parent will, with respect to Notes of any Series and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under clause (a)(3) of Section 5.01 hereof and the covenants contained in any Board Resolution, supplemental indenture or Officer’s Certificate with respect to the outstanding Notes of such Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and outstanding Notes of a Series and related Parent Guarantee, the Issuer and the Parent may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Parent Guarantee will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6) (only as such clause 6 applies to Significant Subsidiaries) and (7) (only as such clause 7 applies to Significant Subsidiaries) hereof will not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to Notes of any Series:

(a)       the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption; provided, however, that the Trustee shall have no liability whatsoever in the event that such deposit is not made after the Trustee has discharged this Indenture.  Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(b)         in the case of an election of Legal Defeasance under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(1)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)           since the date Notes of such Series were first issued, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)        in the case of an election of Covenant Defeasance under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)        such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or the Parent is a party or by which the Issuer or the Parent is bound;

(e)        the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(f)          the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing provisions of this Section 8.04, the conditions set forth in the foregoing subsections (b), (c), (d), (e) and (f) of this Section 8.04 need not be satisfied so long as, at the time the Issuer makes the deposit described in subsection (a), (i) no Default under Section 6.01(1) and (2) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.  If the conditions in the preceding sentence are satisfied, the Issuer shall be deemed to have exercised its Covenant Defeasance option.

Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any Tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest on, any Note of a Series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Parent’s obligations under this Indenture with respect to the Notes of such Series and under the Notes of such Series and the corresponding Parent Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Issuer, the Parent and the Trustee may amend or supplement this Indenture with respect to the Notes of any Series, the Notes of any Series or the Parent Guarantee:

(a)          to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)         to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(c)          to provide for the assumption of the Issuer’s or the Parent’s obligations to Holders of Notes of such Series and related Parent Guarantee in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or the Parent’s assets, as applicable;

(d)        to make any change that would provide any additional rights or benefits to the Holders of the Notes of any Series or that does not materially adversely affect the legal rights under this Indenture of any Holder;

(e)          to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f)          to change or eliminate any of the provisions of this Indenture with respect to such Series, provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g)          to provide for the issuance of and establish forms and terms and conditions of a new Series of Notes as permitted by this Indenture;

(h)         to conform the text of this Indenture, the Notes or the Parent Guarantee to any provision of the “Description of the Notes” section of the offering circular, offering memorandum, prospectus, prospectus supplement or other offering document applicable to such Notes;

(i)         to provide for the issuance of Additional Notes of any Series, provided that such Additional Notes have the same terms as, and be deemed part of the same Series as, the applicable Series of Notes to the extent required under this Indenture;

(j)          to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee and to add or change any of the provisions of this Indenture with respect to such Series as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(k)          to add additional guarantors and guarantees with respect to the Notes of a Series;

(l)          to release the Parent from its Parent Guarantee in accordance with the terms of this Indenture;

(m)        to add additional co-issuers (to the extent such entities are organized under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor)) with respect to the Notes in accordance with the limitations set forth in this Indenture;

(n)         add parallel debt or other foreign law provisions that the Issuer or the Parent determines are necessary or advisable with respect to its jurisdiction of organization or incorporation;

(o)          to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including to facilitate the issuance and administration of notes; provided, however, that such amendment does not adversely affect the rights of holders to transfer notes in any material respect; or

(p)          to secure the Notes or any guarantees thereof.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Issuer and the Parent in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, each of this Indenture, the Notes of any Series, and the related Parent Guarantee of such Series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series so amended or supplemented (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the applicable series of Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes of any Series and the related Parent Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series so waived (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes).

Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Parent in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will promptly deliver to the Holders of Notes of such Series affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of any Series then outstanding voting as a single class may waive compliance in a particular instance by the Issuer or the Parent with any provision of this Indenture, the Notes of such Series or the related Parent Guarantee of such Series.  However, without the consent of each Holder of the applicable Series of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)          reduce the principal amount of Notes of such Series whose Holders must consent to an amendment, supplement or waiver;

(b)         reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the payment of Additional Amounts or the redemption of such Notes;

(c)          reduce the rate of or change the time for payment of interest, including default interest, on any Note of any such Series;

(d)         waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes of such Series (except a rescission of acceleration of the Notes of such Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series and a waiver of the payment default that resulted from such acceleration);

(e)          make any Note of such Series payable in money other than that stated in such Notes;

(f)          make any changes in the provisions of this Indenture with respect to a Series of Notes relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(g)          waive a redemption payment with respect to any Note (other than a payment required by Section 4.02 hereof);

(h)         release the Parent from any of its obligations under the Parent Guarantee or this Indenture with respect to such Series of Notes, except in accordance with the terms of this Indenture; or

(i)          make any change in the preceding amendment and waiver provisions.

For the avoidance of doubt, any amendment, supplement or waiver to any Series of Notes made with the consent of Holders of such Series of Notes, shall be made with respect to that Series of Notes only, and not any other Series of Notes, unless the Holders of such other Series of Notes consent to such amendment, supplement or waiver to such other Series of Notes.

Section 9.03          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes of one or more Series will be set forth in a Board Resolution, Officer’s Certificate, or amended or supplemental indenture that complies with the Trust Indenture Act as then in effect, except as may be set forth in such Board Resolution, Officer’s Certificate, or amended or supplemental indenture, to the extent the Trust Indenture Act is then applicable hereto.

Section 9.04          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of each Series affected.

Section 9.05          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note of any Series thereafter authenticated.  The Issuer in exchange for all Notes of that Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of that Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee will receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture; provided no Opinion of Counsel shall be required in connection with the execution of any supplemental indenture on the date hereof.

ARTICLE 10
PARENT GUARANTEE

Section 10.01        Guarantee.

(a)          Subject to this Article 10, the Parent hereby unconditionally guarantees to each Holder of a Series of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)           the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)        in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent will be obligated to pay the same immediately.  The Parent agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          The Parent hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent.  The Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Parent, any amount paid by either to the Trustee or such Holder, this Parent Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)        The Parent agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  The Parent further agrees that, as between the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Parent for the purpose of this Parent Guarantee.

Section 10.02        Limitation on Guarantor Liability.

The Parent and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal state law or similar foreign law to the extent applicable to the Parent Guarantee or unlawful financial assistance within the meaning of Section 82 of the Companies Act. To effectuate the foregoing intention, the Trustee, the Holders and the Parent hereby irrevocably agree that (i) the obligations of the Parent will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent that are relevant under such laws, result in the obligations of Parent under its Parent Guarantee not constituting a fraudulent transfer or conveyance under federal, state or similar foreign law, and (ii) the Parent Guarantee does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Companies Act.

Section 10.03        Issuance and Delivery of Parent Guarantee.

To evidence the Parent Guarantee set forth in Section 10.01, the Parent hereby agrees that this Indenture (or, a supplemental indenture to this Indenture) shall be executed on behalf of the Parent by an Officer of the Parent.

The Parent hereby agrees that its Parent Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Parent Guarantee on the Notes.

If an Officer whose signature is on this Indenture or on the Parent Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Parent Guarantee is endorsed, the Parent Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Parent.

Section 10.04        Releases.

The Parent will be automatically and unconditionally released from all obligations under its Parent Guarantee in respect of the Notes of each Series, and such Parent Guarantee shall thereupon terminate and be discharged and of no further force and effect upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of an indenture as provided in Articles 8 and 11 hereof.

Upon any occurrence giving rise to a release of the Parent Guarantee, as specified in this Indenture, the Trustee, upon receipt of an Officer’s Certificate from the Issuer in accordance with the provisions of Section 12.04, which the Trustee shall be entitled to rely on absolutely and without further inquiry, will take all necessary actions at the reasonable request and cost of the Issuer, to effectuate the release of the Parent Guarantee in accordance with these provisions, subject to customary protections and indemnifications.  Each of the releases set forth in this Indenture shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee.  None of the Issuer, the Trustee or the Parent will be required to make a notation on the Notes of any Series to reflect any such release, termination or discharge.  The Issuer may in its sole discretion, and without prejudice to any future election in relation thereto, elect to have the Parent Guarantee remain in place as opposed to being released.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01        Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to Notes of any Series and the related Parent Guarantee issued without any further action by the Holders of Notes, when:

(a)          either:

(1)         all Notes of such Series that have been authenticated, except lost, stolen or destroyed Notes of such Series that have been replaced or paid and Notes of such Series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)           all outstanding Notes of such Series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or the Parent has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness for Borrowed Money on the Notes of such Series not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes of such Series to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption; provided, however, that the Trustee shall have no liability whatsoever in the event that such deposit is not made after the Trustee has discharged this Indenture with respect to such Series of Notes.  Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(b)        the Issuer or the Parent has or have paid or caused to be paid all sums payable by it or them under this Indenture in respect of such Series of Notes; and

(c)         in the case of clause (a)(2) of this Section 11.01, the Issuer has delivered irrevocable instructions to the Trustee under this Indenture with respect to such Series of Notes to apply the deposited money toward the payment of the Notes of such Series at maturity or on the applicable redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Notes of any Series, if money has been deposited with the Trustee for any Series pursuant to Section 11.01(a)(2), the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of any Series of Notes under this Indenture and the earlier resignation or removal of the Trustee.

Section 11.02        Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Parent’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that if the Issuer has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01        Trust Indenture Act Controls.

To the extent the Trust Indenture Act is applicable to this Indenture at such time, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision will control.

Section 12.02        Notices.

Any notice or communication by the Parent, the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Parent and/or Issuer:

ICON plc
South Country Business Park
Leopardstown
Dublin 18
Ireland
Attention:  Chief Financial Officer with a copy to General Counsel

If to the Trustee:

Citibank, N.A.
388 Greenwich Street – 26th Floor
New York, NY 10013
Email:  citi.cspag.debt@citi.com
Attention:  NAM - Agency & Trust

With a copy to:

Squire Patton Boggs
2021 McKinney Avenue, Suite 200
Dallas, TX 75201
Attention:  Heather Rees

The Parent, the Issuer or the Trustee by notice to the others, may designate additional or different addresses for subsequent notices or communications.

When the Trustee acts on any communication (including, but not limited to, communication with respect to the delivery Notes or the wire transfer of funds) sent by electronic transmission, the Trustee will not be responsible for or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intend to send (whether due to fraud, distortion or otherwise).  Each party hereto understands and agrees that the Trustee cannot determine the identity of the actual sending of such instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer of such person have been sent by an authorize officers of such person.  Each party hereto shall be responsible for ensuring that only authorized officers transmit such instructions to the Trustee.  The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing such instructions, as the case may be, agrees to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided that notices given to Holders of Global Notes may be given through the facilities of the Depositary.  Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Parent or the Issuer mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03        Communication by Holders of Notes with Other Holders of Notes.

Holders of any Series may communicate pursuant to Trust Indenture Act § 312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Notes of that Series or all Series.  The Issuer, the Trustee, the Registrar and anyone else will have the protection of Trust Indenture Act §312(c).

Section 12.04        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Parent and/or the Issuer to the Trustee to take any action under this Indenture, the Parent and/or the Issuer, as applicable, shall furnish to the Trustee, in compliance with the provisions of Trust Indenture Act § 314(c)(1) and (c)(2):

(a)        an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) must comply with the provisions of Trust Indenture Act § 314(e) and must include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06        Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or Parent may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or Parent stating that the information with respect to such factual matters is in the possession of the Issuer or Parent, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.07        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.08        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator or stockholder of the Issuer or the Parent, as such, will have any liability for any obligations of the Issuer or the Parent under the Notes, this Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.09       Governing Law; Waiver of Jury Trial; Jurisdiction.

THIS INDENTURE AND THE NOTES, INCLUDING THE PARENT GUARANTEE AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE ISSUER, THE PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE ISSUER, THE PARENT AND THE TRUSTEE HEREBY CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS INDENTURE, AS SUPPLEMENTED, THE NOTES, THE PARENT GUARANTEE AND ANY RELATED DOCUMENTS AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE PARENT GUARANTEE AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THIS INDENTURE, AS SUPPLEMENTED.  THE ISSUER, THE PARENT AND THE TRUSTEE WAIVE ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE ISSUER AND THE PARENT SHALL APPOINT ICON US HOLDINGS INC. (ICON US HOLDINGS INC., 731 ARBOR WAY, SUITE 100, BLUE BELL PA 19422), AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 12.10        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11        Successors.

All agreements of the Parent and the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12        Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13        Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy (which may be provided via facsimile or other electronic transmission) will be an original, but all of them together represent the same agreement.  This Indenture may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 12.14        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15        U.S.A. Patriot Act.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or disasters, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of August 13, 2026

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

	By:	/s/ Louise Howard
Name:	Louise Howard
Title:	Attorney

ICON PUBLIC LIMITED COMPANY

By:	/s/ Emer Lyons
Name:	Emer Lyons
Title:	Attorney

[Signature Page to Base Indenture]

CITIBANK, N.A.,
as Trustee

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer

[Signature Page to Base Indenture]